Exhibit 16.1(b)

John Scrudato CPA

CERTIFIED PUBLIC ACCOUNTING FIRM

August 20, 2014

Securities and Exchange Commission

Washington, DC  20549

Commissioners:

We have read Item 4.01 of Attitude Drinks Corporation’s Form 8-K dated August 20, 2014, and we agree with such statements insofar as they relate to our firm and the predecessor firm, Thomas, Howell, Ferguson, P.A.

/s/ John Scrudato CPA

As successor to Thomas, Howell, Ferguson, P.A.

7 Valley View Drive Califon, New Jersey 07830
Registered Public Company Oversight Board